Exhibit 99.1

Contact: Mark C. Layton Senior Partner and Chief Executive Officer Or Thomas J. Madden Senior Partner and Chief Financial Officer (972) 881-2900	Todd Fromer / Lewis Goldberg Investor Relations / Media Relations KCSA Worldwide (212) 896-1215 / (212) 896-1233 tfromer@kcsa.com / lgoldberg@kcsa.com
PFSweb Reports First Quarter Financial Results
Net Revenue Increases 35%; Service Fee Revenue Climbs 13%
PLANO, Texas, May 15, 2006 — PFSweb, Inc. (Nasdaq:PFSW), a global provider of business process outsourcing (BPO) solutions and web commerce retailer, today announced financial results for the first quarter ended March 31, 2006.
Net revenue in the quarter totaled $110.7 million compared to $81.9 million in the 2005 first quarter, an increase of 35%. Service fee revenue rose 13% in the 2006 first quarter to $15.9 million from $14.1 million in the same period last year. First quarter revenue for PFSweb’s Supplies Distributors division (formerly exclusively reported as product revenue) increased 7.5% to $68.4 million from $63.6 million in the year-earlier period.
Revenue realized from the company’s recently acquired operating subsidiary, eCOST.com, was $21.8 million in the 2006 first quarter. Results attributable to eCOST.com reflect only two months of operations in PFSweb’s consolidated financials for the 2006 first quarter following PFSweb’s merger with eCOST.com on February 1, 2006. Revenue for eCOST.com for the full three-month period was $35.0 million versus $55.1 million for the three months ended March 31, 2005.
Additional consolidated financial information for PFSweb includes:
•	Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) in the first quarter was $0.8 million versus $1.8 million in the same period last year.

•	Net loss in the first quarter was $1.6 million, or $0.05 per basic and diluted share, compared to a net loss of $0.2 million, or $0.01 per basic and diluted share, in the same period a year ago.
¢	Our EBITDA and net loss in the period ended March 31, 2006 included the following:

•	Stock option compensation expense of $0.2 million in conjunction with the Company’s adoption of Financial Accounting Standards Board Statement No. 123R.

•	Amortization of identifiable intangible assets of $0.1 million applicable to valuation of assets assigned in conjunction with purchase of eCOST.

•	Integration related costs applicable to eCOST of approximately $0.2 million.

•	Loss applicable to sales to a former eCOST customer of $0.4 million, reflected as a reduction in product revenue.
¢	Excluding the impact of the items identified above, EBITDA, net loss and net loss per basic and diluted share for the March 31, 2006 quarter would have been $1.6 million, 0.6 million and $0.02, respectively.
•	Merchandise sales totaled approximately $523 million during the three months ended March 31, 2006.

•	Cash and cash equivalents and restricted cash totaled $17.2 million as of March 31, 2006.
Mark Layton, Chief Executive Officer of PFSweb, said, “Our first quarter results for fiscal 2006 reflect strong performance within our base Service Fee and Supplies Distributors businesses. Our service fee revenue increased over the same period of the prior year as a result of both business with new service contract relationships and increased business from existing clients, including special project activity. We have experienced improved results in the current year in winning new service fee business, including expansion of existing client relationships such as our expanded contract with Roots throughout United States and Canada, and our recently announced, undisclosed, web-based client for increased European services, as well as new client wins. Our pipeline for potential new business has improved and now includes pending proposals totaling approximately $40 million in annual service fees. We hope to maintain the momentum in signing new business we have seen thus far in 2006. Our integrated supply chain solutions remain a core component to our long-term growth strategy as we maintain our focus on larger service fee contracts with blue-chip companies.
“First quarter results also reflect initial contributions from our new eCOST.com subsidiary,” Layton added. “We believe our unique business model provides the ability to achieve substantial operating synergies by leveraging PFSweb’s world-class operating infrastructure and technology expertise with eCOST.com’s strong web platform and customer base. We continue to make important strides in merging our operations and expect eCOST to achieve a total of approximately $4 to $5 million in annual cost savings and capitalize on revenue enhancement opportunities upon completion of our integration plan.”
Since completing its merger with eCOST.com, PFSweb has implemented the following key merger-related initiatives:
•	Introduction of a new freight efficiency program designed to reduce eCOST’s outbound freight costs

•	Supplementing eCOST’s call center services with PFSweb’s facility in Plano, TX to assist in the handling of more than 1,000 eCOST customer service calls per day

•	Reduction in public company expenses

•	Expansion of certain eCOST vendor credit lines to improve its working capital flexibility
For eCOST’s selected operating data for the three month periods ended March 31, 2006 and 2005, please see the tables below.
Layton concluded, “We remain on track to complete the integration of our operations within our targeted timeframe of fall 2006. Once this integration is completed we believe we will be well poised to begin to expand and more aggressively grow our annual consolidated revenue base of approximately $500 million. We believe our integration efforts will provide the opportunity to achieve a turnaround of the eCOST business and significantly enhance our growth potential in the burgeoning $79 billion web commerce marketplace. Combined with our increasing momentum in our service fee business, we believe PFSweb is well positioned to drive overall future performance on both the top and bottom line.”
Conference Call Information
Management will host a conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on May 15, 2006 to discuss the latest corporate developments and results. To listen to the call, please dial 973-582-2706 and enter the pin number (7347832) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through May 29th at 973-341-3080 pin number (7347832). The replay also will be available at the company’s web site for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures EBITDA, adjusted EBITDA and Merchandise sales.
EBITDA represents earnings (or losses) before interest, taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock based compensation expense, merger integration related expenses and a loss on sales transaction. EBITDA and adjusted EBITDA is used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA and adjusted EBITDA eliminates the effect of financing, income taxes, the accounting effects of capital spending, stock-based compensation expense and merger related expenses which items may vary from different companies for reasons unrelated to overall operating performance.
Merchandise sales represent the estimated value of all fulfillment activity which flows through PFSweb including whether or not PFSweb is the seller of the merchandise or records the full amount of such sales on its financial statements, excluding service fee revenues that PFSweb might recognize for the underlying sales transactions. PFSweb uses merchandise sales as an operating metric to allow investors to gain a more thorough understanding of its business and business volume, in addition to GAAP net revenue.

About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfillment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as Adaptec, CHiA’SSO, FLAVIA® Beverage Systems, Hewlett-Packard, International Business Machines, Nokia, Raytheon Aircraft Company, Rene Furterer USA, Roots Canada Ltd., Smithsonian Institute and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and refurbished brand-name merchandise for consumers and small business buyers. The eCOST.com brand markets more than 100,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, Hewlett-Packard, Nikon, Onkyo, Seiko, Sony, and Toshiba primarily over the Internet and through direct marketing.
For more information, please visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2005 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation; our dependency on key personnel; the impact of new accounting standards and rules regarding revenue recognition, stock options and other matters; changes in accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; whether outstanding warrants issued in a prior private placement will be exercised in the future; the transition costs resulting from our merger with eCOST; our ability to successfully integrate eCOST into our business to achieve the anticipated benefits of the merger: eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; and eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Product revenue, net	$90,204	$63,630
Service fee revenue	15,919	14,085
Pass-through revenue	4,545	4,150

Total revenues	110,668	81,865

Costs of revenues:
Cost of product revenue	84,354	59,637
Cost of service fee revenue	11,348	10,768
Pass-through cost of revenue	4,545	4,150

Total costs of revenues	100,247	74,555

Gross profit	10,421	7,310
Selling, general and administrative expenses	11,361	6,966

Income (loss) from operations	(940)	344
Interest expense, net	431	319

Income (loss) from before income taxes	(1,371)	25
Income tax provision	216	239

Net income (loss)	$(1,587)	$(214)

Net income (loss) per share:
Basic and diluted	$(0.05)	$(0.01)

Weighted average number of shares outstanding:
Basic and diluted	34,904	22,136

EBITDA (B)	$812	$1,847

Adjusted EBITDA (B)	$1,633	$1,847

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K and 10-K/A for the year ended December 31, 2005.

(B)	A reconciliation of Net loss to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended
	March 31,
	2006	2005
Net loss	$(1,587)	$(214)
Income tax provision	216	239
Interest expense, net	431	319
Depreciation and amortization	1,752	1,503

EBITDA	$812	$1,847
Stock-based compensation	239	—
Merger related integration expenses	193	—
Loss on sales transaction to former eCOST customer	389	—

Adjusted EBITDA	$1,633	$1,847

PFSweb, Inc. and Subsidiaries
Consolidated Balance Sheets
(In Thousands, Except Share Data)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,955	$13,683
Restricted cash	3,238	2,077
Accounts receivable, net of allowance for doubtful accounts of $1,757 and $484 at March 31, 2006 and December 31, 2005, respectively	52,160	44,556
Inventories, net	53,629	43,654
Other receivables	8,609	9,866
Prepaid expenses and other current assets	2,912	3,213

Total current assets	134,503	117,049

PROPERTY AND EQUIPMENT, net	13,304	13,040
RESTRICTED CASH	—	150
IDENTIFIABLE INTANGIBLES	7,521	—
GOODWILL	18,265	—
OTHER ASSETS	1,007	1,487

Total assets	$174,600	$131,726

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$26,262	$21,626
Trade accounts payable	73,319	60,053
Accrued expenses	15,565	12,011

Total current liabilities	115,146	93,690

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	1,595	6,289
OTHER LIABILITIES	2,277	1,813

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 41,501,559 and 22,613,314 shares issued at March 31, 2006 and December 31, 2005, respectively; and 41,415,259 and 22,527,014 outstanding at March 31, 2006 and December 31, 2005, respectively	42	23
Additional paid-in capital	85,749	58,736
Accumulated deficit	(31,411)	(29,824)
Accumulated other comprehensive income	1,287	1,084
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	55,582	29,934

Total liabilities and shareholders’ equity	$174,600	$131,726

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
for the Three Months Ended March 31, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST (A)	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$68,415	$21,789 (b)	$—	$90,204
Service fee revenue	15,919	—	—	—	15,919
Service fee revenue, affiliate	2,427	—	—	(2,427)	—
Pass-through revenue	4,642	—	—	(97)	4,545

Total revenues	22,988	68,415	21,789	(2,524)	110,668

COSTS OF REVENUES:
Cost of product revenue	—	63,954	20,400	—	84,354
Cost of service fee revenue	12,075	—	—	(727)	11,348
Pass-through cost of revenue	4,642	—	—	(97)	4,545

Total costs of revenues	16,717	63,954	20,400	(824)	100,247

Gross profit	6,271	4,461	1,389 (b)	(1,700)	10,421

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,561	2,706	3,226	(1,700)	10,793
STOCK BASED COMPENSATION EXPENSE	239	—	—	—	239
MERGER INTEGRATION EXPENSE	—	—	193	—	193
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	136	—	136

Income (loss) from operations	(529)	1,755	(2,166)	—	(940)
INTEREST EXPENSE (INCOME), NET	(35)	454	12	—	431

Income (loss) before income taxes	(494)	1,301	(2,178)	—	(1,371)

INCOME TAX PROVISION (BENEFIT)	(300)	516	—	—	216

NET INCOME (LOSS)	$(194)	$785	$(2,178)	$—	$(1,587)

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(194)	$785	$(2,178)	$—	$(1,587)
Income tax expense (benefit)	(300)	516	—	—	216
Interest expense (income)	(35)	454	12	—	431
Depreciation and amortization	1,561	—	191	—	1,752

EBITDA	$1,032	$1,755	$(1,975)	$—	$812
Stock-based compensation	239	—	—	—	239
Merger integration related expenses	—	—	193	—	193
Loss on sales transaction to former customer	—	—	389	—	389

Adjusted EBITDA	$1,271	$1,755	$(1,393)	$—	$1,633

(A)	Represents the results of eCOST for the two month period from the date of the merger, February 1, 2006, through March 31, 2006.

(B)	Includes the impact of $0.4 million loss on sales transaction to a former customer recorded as a reduction to product revenue, net.

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of March 31, 2006
(In Thousands)

		Supplies
	PFSweb, Inc.	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,715	$1,957	$1,283	$—	$13,955
Restricted cash	515	2,165	558	—	3,238
Accounts receivables, net	16,759	30,855	5,422	(876)	52,160
Inventories, net	—	43,459	10,170	—	53,629
Other receivables	—	8,609	—	—	8,609
Prepaid expenses and other current assets	1,603	1,220	89	—	2,912

Total current assets	29,592	88,265	17,522	(876)	134,503

PROPERTY AND EQUIPMENT, net	12,619	34	651	—	13,304
NOTE RECEIVABLE FROM AFFILIATE	8,505	—	—	(8,505)	—
INVESTMENT IN AFFILIATE	35,947	—	—	(35,947)	—
IDENTIFIABLE INTANGIBLES	—	—	7,521	—	7,521
GOODWILL	—	—	18,265	—	18,265
OTHER ASSETS	821	—	186	—	1,007

Total assets	$87,484	$88,299	$44,145	$(45,328)	$174,600

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$13,244	$12,285	$733	$—	$26,262
Trade accounts payable	5,774	57,629	10,792	(876)	73,319
Accrued expenses	7,498	3,957	4,110	—	15,565

Total current liabilities	26,516	73,871	15,635	(876)	115,146

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	1,595	—	—	—	1,595
NOTE PAYABLE TO AFFILIATE	—	6,505	2,000	(8,505)	—
OTHER LIABILITIES	1,667	—	610	—	2,277
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	42	—	19	(19)	42
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	85,749	—	28,059	(28,059)	85,749
Retained earnings (accumulated deficit)	(29,287)	5,278	(2,178)	(5,224)	(31,411)
Accumulated other comprehensive income	1,287	1,645	—	(1,645)	1,287
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	57,706	7,923	25,900	(35,947)	55,582

Total liabilities and shareholders’ equity	$87,484	$88,299	$44,145	$(45,328)	$174,600

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	March 31,
	2006	2005
Total customers (1)	1,505,831	1,212,119
Active customers (2)	393,512	521,999
New customers (3)	68,664	123,783
Number of orders (4)	98,586	190,642
Average order value (5)	$384	$302
Advertising expense (6)	$1,330,251	$2,010,000
Cost to acquire a new customer	$19.37	$16.24

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including Internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.
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